UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): 6/16/2022

Gaming and Leisure Properties, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-36124	46-2116489
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)
845 Berkshire Blvd., Suite 200
Wyomissing, PA 19610
(Address of principal executive offices)

610-401-2900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	GLPI	Nasdaq
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On June 16, 2022, Gaming and Leisure Properties, Inc. (the “Company”) held its 2022 Annual Meeting of Shareholders (the “Annual Meeting”). A total of 247,834,522 shares of the Company’s Common Stock were entitled to vote as of April 12, 2022, the record date for the Annual Meeting, of which 230,342,034 shares were present in person or by proxy at the Annual Meeting. The following is a summary of the final voting results for each matter presented to shareholders.

PROPOSAL 1. Election of directors to hold office until the 2023 Annual Meeting of Shareholders and until their respective successors have been duly elected and qualified.

Nominee	For	Against	Abstain	Broker Non-Votes
Peter M. Carlino	210,080,903	6,950,687	162,084	13,148,360
JoAnne A. Epps	216,350,723	679,810	163,141	13,148,360
Carol (“Lili”) Lynton	214,534,134	2,496,086	163,454	13,148,360
Joseph W. Marshall, III	214,926,652	2,000,677	266,345	13,148,360
James B. Perry	214,850,292	2,091,102	252,280	13,148,360
Barry F. Schwartz	216,550,536	471,802	171,336	13,148,360
Earl C. Shanks	216,799,251	225,468	168,955	13,148,360
E. Scott Urdang	209,767,478	5,033,777	2,392,419	13,148,360

PROPOSAL 2. Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the current fiscal year ending December 31, 2022.

For	Against	Abstentions
229,550,449	288,546	503,039

PROPOSAL 3. Approval of, on a non-binding advisory basis, the Company’s executive compensation.

For	Against	Abstentions	Broker Non-Votes
208,373,395	8,570,145	250,134	13,148,360

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 16, 2022	GAMING AND LEISURE PROPERTIES, INC.

	By:	/s/ Peter M. Carlino
	Name:	Peter M. Carlino
	Title:	Chairman of the Board and Chief Executive Officer

3